Exhibit 10.1

Reference Number: [    ]                    Account Number: [     ]

THIS EXHIBIT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. CONFIDENTIAL INFORMATION HAS BEEN SO OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. IN PLACE OF SUCH OMITTEED CONFIDENTIAL INFORMATION, “ ****** “ HAS BEEN INSERTED.

Morgan Stanley	MORGAN STANLEY & CO. INCORPORATED, AS AGENT FOR MORGAN STANLEY & CO .INTERNATIONAL LIMITED 1585 BROADWAY NEW YORK, NY 10036-8293 (212) 761-4000

March 1, 2007

Accelerated Share Repurchase Transaction

FirstEnergy Corp.
76 South Main Street
Akron, OH 44308

Dear Sir/Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between Morgan Stanley & Co. International Limited (“MSIL”) and FirstEnergy Corp. (the “Issuer”) on the Trade Date specified below (the “Transaction”). This confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (as published by the International Swaps and Derivatives Association, Inc. (“ISDA”)) (the “Equity Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern. Any reference to a currency shall have the meaning contained in Annex A to the 1998 ISDA FX and Currency Option Definitions, as published by ISDA.

1.             This Confirmation evidences a complete and binding agreement between MSIL and Issuer as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if MSIL and Issuer had executed an agreement in such form (without any Schedule). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.

 All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.

2.             The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:

Trade Date:	As specified in Schedule I

Buyer:	Issuer

Reference Number:  [   ]                       Account Number:  [   ]                                     Page 2

CONFIDENTIAL TREATMENT REQUESTED

Seller:	MSIL

Shares:	Common Stock of Issuer (Ticker: FE)

Number of Shares:	The number of Shares delivered in accordance with Physical Settlement below

Daily Forward Amount:
For each Trading Day during the Calculation Period, an amount equal to (i) a price per Share (as determined by the Calculation Agent) equal to the 10b-18 VWAP for such Trading Day multiplied by (ii) the Daily Share Number for such Trading Day (as specified in Schedule I). For the avoidance of doubt, for any day that is not a Trading Day during the Calculation Period, the Daily Forward Amount shall be zero.

10b-18 VWAP:
For each Trading Day during the Calculation Period, a price per share (as determined by the Calculation Agent) equal to the volume-weighted average price of the Rule 10b-18 eligible trades in the Shares for the entirety of such Trading Day as determined by reference to the screen entitled “FE.N <Equity> AQR SEC” or any successor page as reported by Bloomberg L.P. (without regard to pre-open or after hours trading outside of any regular trading session for such Trading Day or any block trade in excess of 200,000 Shares on such Trading Day)

Calculation Period:
The period from and including April 9, 2007 to and including the Valuation Date; provided, however, that if Issuer notifies MSIL that the J.P. Morgan Transaction has not terminated by April 9, 2007, then (i) all Scheduled Trading Days in the Calculation Period from, and including, April 9, 2007 to, and including, the date upon which Issuer notifies MSIL that the J.P. Morgan Transaction has terminated shall be deemed to be Disrupted Days, (ii) the Calculation Period shall be suspended for all such Scheduled Trading Days, (iii) MSIL shall not purchase any Shares in connection with this Transaction on any such Scheduled Trading Days and (iv) such suspension shall be treated as a Potential Adjustment Event subject to Calculation Agent Adjustment.

J.P. Morgan Transaction:	The Accelerated Share Repurchase transaction entered into on August 9, 2006 between Buyer and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch.

Trading Day:	Any Exchange Business Day that is not (i) a Disrupted Day, or (ii) an Excluded Day

******:	As specified in Schedule I

Reference Number:  [   ]                       Account Number:  [   ]                                     Page 3

CONFIDENTIAL TREATMENT REQUESTED

****** Delivery Date:
****** following the ******

On the ****** Delivery Date, Seller shall deliver a number of shares equal to the ****** and the ****** to Buyer in accordance with Section ****** of the ******, with the ****** Delivery Date deemed to be a ****** for purposes of such Section ******

Prepayment:	Applicable

******:	As specified in Schedule I

******:	As specified in Schedule I

******:	As specified in Schedule I

******:	As specified in Schedule I

******:	As specified in Schedule I

******:	As specified in Schedule I

******:	******following the ******. On the ******, Buyer shall pay to Seller the ******, the******, the ****** and the ******, and (B) Seller shall pay to Buyer the ******

Exchange:	The New York Stock Exchange

Related Exchange:	The primary exchange on which options or futures on the relevant Shares are traded.

Market Disruption Event:
The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by (i) inserting the words “at any time on any Scheduled Trading Day during the Calculation Period or” after the word “material,” in the third line thereof and (ii) deleting the word “or” in the fifth line thereof and inserting the following directly after the word “Closure” in the fifth line thereof: “or (iv) that, on any Exchange Business Day, the Calculation Agent determines, in its good faith judgment, it would not be able to repurchase the Daily Share Amount without potential adverse legal, regulatory or market consequences”.

Reference Number:  [   ]                       Account Number:  [   ]                                     Page 4

CONFIDENTIAL TREATMENT REQUESTED Excluded Day
Notwithstanding anything to the contrary in the Equity Definitions, if any Scheduled Trading Day in the Calculation Period is a Disrupted Day, the Calculation Agent shall have the option in its sole discretion either (i) to determine the weighting of each Rule 10b-18 eligible transaction in the Shares on the relevant Disrupted Day using its commercially reasonable judgment for purposes of calculating the Settlement Amount, (ii) to elect to extend the Calculation Period by a number of Scheduled Trading Days equal to the number of Disrupted Days during the Calculation Period or (iii) to suspend the Calculation Period until the circumstances giving rise to such suspension have ceased. For the avoidance of doubt, (A) if Calculation Agent elects the option described in clause (i) above, then such Disrupted Day shall be deemed to be a Trading Day for purposes of calculating the Settlement Amount, and (B) if the Calculation Agent elects either option (ii) or (iii) above, then such Disrupted Day shall be deemed not to be a Trading Day for purposes of calculating the Settlement Amount.

April ****** 2007, May ****** 2007, July ****** 2007, August ****** 2007, October ****** 2007, November ****** 2007, December ****** 2007, January ****** 2008, February ****** 2008, February ****** 2008

VALUATION:

Valuation Time:	The Scheduled Closing Time on the relevant Exchange

Valuation Date:
The earlier of (i) the Scheduled Valuation Date (as specified in Schedule I) and (ii) the first day on which the number of Uncovered Shares equals zero, subject to extension in accordance with “Market Disruption Event” above or Section 7 or Section 9 below. On the Valuation Date, Calculation Agent shall calculate the Settlement Amount.

Settlement Amount:	The ****** minus the Forward Amount minus the Aggregate Dividend Amount

Uncovered Shares:	For any day, a number of shares equal to (i) the Initial Shares minus (ii) the Aggregate Daily Share Number as of the day immediately preceding such day

Daily Share Number	As specified in Schedule I

Aggregate Daily Share Number
On any day prior to the first Trading Day in the Calculation Period, zero. For each day on or after the first Trading Day in the Calculation Period, a number of shares equal to the sum of (i) the Aggregate Daily Share Number on the day immediately preceding such day and (ii) (A) if such day is a Trading Day, the Daily Share Number for such Trading Day (as specified in Schedule I) or (B) if such day is not a Trading Day, zero.

Reference Number:  [   ]                                    Account Number:  [   ]                                                                            Page 5

Aggregate Dividend Amount:	The sum of all Dividend Amounts that have been calculated with respect to this Transaction pursuant to Section 4(b)(i) below.

Forward Amount:	The sum of the Daily Forward Amounts

SETTLEMENT TERMS:

Physical Settlement:
Applicable. On the Settlement Date, if the Settlement Amount (as defined above) is greater than zero, then Seller shall make a cash payment to Buyer in an amount equal to the Settlement Amount; provided, however, that Buyer may deliver to Seller a notice by no later than 4:00 p.m. on the Exchange Business Day immediately preceding the Settlement Date electing for Seller to deliver the requisite number of Refund Shares (as defined below) in lieu of payment of the Settlement Amount. The delivery of any Refund Shares shall be effected in accordance with “Delivery of Refund Shares” below.

On the Settlement Date, if the Settlement Amount is less than zero, then Buyer shall make a cash payment to Seller in an amount equal to the absolute value of the Settlement Amount; provided, however, that Buyer may deliver to Seller a notice by no later than 4:00 p.m. on the Exchange Business Day immediately preceding the Settlement Date electing (i) to deliver the requisite number of Payment Shares (as defined below) in lieu of payment of the Settlement Amount and (ii) whether such delivery shall be effected by means of a registered offering or by means of a private placement. The delivery of any Payment Shares shall be effected in accordance with “Delivery of Payment Shares” below.

If Seller suspends the Calculation Period, the suspension shall be treated as a Potential Adjustment Event subject to Calculation Agent Adjustment. In the case of a suspension pursuant to Section 9, the Calculation Agent shall make such adjustments prior to the period of suspension, if it is practical to do so. Otherwise, and in all cases of a suspension as contemplated under “Market Disruption Event” above, the Calculation Agent shall make such adjustments promptly following the period of suspension.

Settlement Currency:	USD

Settlement Date:
Three Exchange Business Days after the Valuation Date, or if such date is not a Clearance System Business Day or if there is a Settlement Disruption Event on such day, the immediately succeeding Clearance System Business Day on which there is no Settlement Disruption Event.

6Reference Number:  [   ]                      Account Number:  [  ]                                        Page 6

PROCEDURE FOR DELIVERY OF SHARES:

Delivery of Refund Shares:
If Buyer elects for Seller to satisfy its payment obligation of the Settlement Amount by delivering Refund Shares, then on the Valuation Date, a Settlement Balance shall be established with an initial balance equal to the Settlement Amount. On a Trading Day after the Settlement Date chosen by Seller, Seller shall commence purchasing Shares for delivery to Issuer (such Shares, “Refund Shares”). At the end of each Trading Day on which Seller purchases Refund Shares, Seller shall reduce the Settlement Balance by the amount paid by Seller to purchase the Shares purchased on such Trading Day. Seller shall deliver the Refund Shares for each Trading Day to Buyer on the third Exchange Business Day after the relevant Trading Day. Seller shall continue purchasing Refund Shares until the Settlement Balance has been reduced to zero.

Delivery of Payment Shares
If Buyer elects to satisfy its payment obligation of the Settlement Amount by delivering Payment Shares, then on the Valuation Date a Settlement Balance shall be created with an initial balance equal to the absolute value of the Settlement Amount. On the Settlement Date, Buyer shall deliver to Seller a number of shares (such shares, “Payment Shares”) rounded up to the nearest whole number equal to the absolute value of the Settlement Balance divided by either (i) the Private Placement Value (if such shares are to be sold by means of a private placement) or (ii) a price per Share as reasonably determined by the Calculation Agent (if such shares are to be sold by means of a registered offering). Following the delivery of Payment Shares or any Make-Whole Payment Shares (as defined below), Seller shall sell all such Payment Shares or Make-Whole Payment Shares in a commercially reasonable manner.  At the end of each Trading Day upon which sales have been made, the Settlement Balance shall be (i) reduced by an amount equal to the aggregate proceeds received by Seller upon settlement of the sale of such Payment Shares or Make-Whole Payment Shares and (ii) increased by an amount (as reasonably determined by the Calculation Agent) equal to Seller’s funding cost with respect to the then-current Settlement Balance as of the close of business on such day.  If, on any Trading Day, all Payment Shares and Make-Whole Payment Shares have been sold and the Settlement Balance has not been reduced to zero, the Buyer shall (i) deliver to Seller or as directed by Seller on the third Exchange Business Day after such Trading Day an additional number of Shares (the “Make-Whole Payment Shares”, which once delivered, shall be considered to be Payment Shares) equal to (x) the Settlement Balance as of such Trading Day divided by (y) either (i) the Private Placement Value (if such shares are to be sold by means of a private placement) or (ii) a price per Share as reasonably determined by the Calculation Agent (if such shares are to be sold by means of a registered offering) or (ii) promptly deliver to Seller cash in an amount equal to the then remaining Settlement Balance.  This provision shall be applied successively until either the Settlement Balance is reduced to zero or the aggregate number of Payment Shares and Make-Whole Payment Shares equals the Share Cap (as defined below). Buyer can only elect to deliver Payment Shares or Make-Whole Payment Shares if the Conditions to Delivery of Payment Shares are met on each day during the period from and including the Valuation Date to and including the date upon which the relevant Settlement Balance is reduced to zero.

Reference Number:  [   ]                       Account Number:  [   ]                                         Page 7

Private Placement Value:
The per share value to Seller of any Payment Share or Make-Whole Payment Share, determined by Seller in a commercially reasonable manner and which may be based on indicative bids from institutional “accredited investors” (as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”))

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

EXTRAORDINARY EVENTS:

Consequences of Merger Events:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment on that portion of the other Consideration that consists of cash; Modified Calculation Agent Adjustment on the remainder of the Other Consideration

Share-for-Combined:	Component Adjustment

Determining Party:	Calculation Agent

Tender Offer:	Applicable

Consequences of Tender Offers:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment on that portion of the other Consideration that consists of cash; Modified Calculation Agent Adjustment on the remainder of the Other Consideration

Share-for-Combined:	Component Adjustment

Determining Party:	Calculation Agent

Reference Number:  [   ]                     Account Number:  [   ]                                       Page 8

CONFIDENTIAL TREATMENT REQUESTED

For purposes of this Transaction, the definition of Merger Date in Section 12.1(c) shall be amended to read, “Merger Date shall mean the Announcement Date.” For purposes of this Transaction, the definition of Tender Offer Date in Section 12.1(e) shall be amended to read, “Tender Offer Date shall mean the Announcement Date.”

Composition of Combined Consideration:	Applicable

Nationalization, Insolvency or Delisting:	Cancellation and Payment

Determining Party:	Calculation Agent

Additional Disruption Events:

Change in Law:	Applicable

Failure to Deliver:	Applicable

Insolvency Filing:	Applicable

Hedging Disruption: Hedging Party:	Applicable Seller

Increased Cost of Hedging: Hedging Party:	Applicable Seller

Loss of Stock Borrow: Maximum Stock Loan Rate:	Applicable ******%

Increased Cost of Stock Borrow: Initial Stock Loan Rate:	Applicable ******%

Determining Party:	Seller

Non-Reliance:	Applicable

AGREEMENTS AND ACKNOWLEDGMENTS:

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3. Calculation Agent:	MSIL

4.             (a) Nationalization or Insolvency. The words “the Transaction will be cancelled,” in the first line of Section 12.6(c)(ii) are replaced with the words “MSIL will have the right to cancel this Transaction,”.

Reference Number:  [   ]                     Account Number:  [   ]                                           Page 9

CONFIDENTIAL TREATMENT REQUESTED

(b) Dividends. (i) If an Ex-Dividend Date occurs at any time prior to the Settlement Date, then the “Dividend Amount” with respect to the relevant Ex-Dividend Date shall be an amount equal to the product of (A) $****** multiplied by (B) Seller’s Short Position as of the Trading Day immediately preceding the relevant ex-dividend date. “Seller’s Short Position” means, at any time before the settlement in whole of this Transaction, the number of Shares constituting Seller’s net short position to stock lenders in relation to the
Transaction at such time, as determined by the Calculation Agent. “Ex-Dividend Date” shall mean February 5, May 3, August 3 or November 5 of any year; provided, however, that if Issuer declares a quarterly cash dividend that has an ex-dividend date that is different than February 5, May 3, August 3 or November 5, then such different date shall be an Ex-Dividend Date; provided, further, that if Issuer has not declared a quarterly cash dividend in the relevant quarter, then one of February 5, May 3, August 3 or November 5, whichever date falls within the quarter in question, shall be deemed an Ex-Dividend Date for the purposes of this Transaction.

(ii)Any cash dividend declared by the issuer that either (A) is not a regularly scheduled cash dividend or (B) exceeds $****** per Share shall constitute an Additional Termination Event with this Transaction as the only “Affected Transaction” and Issuer as the sole Affected Party.

(c) For the avoidance of doubt, this Transaction shall be deemed to be a “Share Forward Transaction” for purposes of the Equity Definitions.

(d) On any date after, December 1, 2007, the Issuer may elect in its sole discretion to terminate this Transaction ("Optional Termination") at any time upon at least ten Scheduled Trading Days’ notice to MSIL, in which event the Transaction shall terminate and the Optional Termination shall constitute an Additional Termination Event with this Transaction as the only "Affected Transaction" and, notwithstanding Section 6(b) of the Agreement, the Early Termination Date being the effective date of the notice delivered by Issuer pursuant to this Section 4(d); provided, however, that if the parties agree that ten Scheduled Trading Days’ notice is not sufficient given (A) the number of Uncovered Shares, (B) the liquidity of the Shares and (C) general market conditions as of the date of the notice of the Optional Termination, then the parties shall agree upon a suitable Early Termination Date. For purposes of Section 6(e) of the Agreement, MSIL shall be the sole Affected Party.

5.             Conditions to Delivery of Payment Shares.

(a) If Issuer timely elects to deliver Payment Shares and Make-Whole Shares by means of a registered offering, the following provisions shall apply:

(i) On the later of (A) the Trading Day following the Issuer’s election to deliver Payment Shares and any Make-Whole Shares by means of a registered offering (the “Registration Notice Date”), and (B) the date on which the Registration Statement is declared effective by the SEC or becomes effective (the “Registered Share Delivery Date”), the Issuer shall deliver to MSIL the Payment Shares. For the avoidance of doubt, the Registered Share Delivery Date shall be deemed to be the Settlement Date if this Section 5(a) shall apply.

(ii) Promptly following the Registration Notice Date, the Issuer shall file with the SEC a registration statement (“Registration Statement”) covering the public resale by MSIL of the Payment Shares and any Make-Whole Shares (collectively, the “Registered Securities”) on a continuous or delayed basis pursuant to Rule 415 (or any similar or successor rule), if available, under the Securities Act; provided that no such filing shall be required pursuant to this paragraph (ii) if the Issuer shall have filed a similar registration statement with unused capacity at least equal to the Settlement Amount and such registration statement has become effective or been declared effective by the SEC on or prior to the Registration Notice Date and no stop order is in effect with respect to such registration statement as of the Registration Notice Date.  The Issuer shall use its best efforts to file an automatic shelf registration statement or have the Registration Statement declared effective by the SEC as promptly as possible.

Reference Number:  [   ]                       Account Number:  [   ]                                     Page 10

(iii) Promptly following the Registration Notice Date, the Issuer shall afford MSIL a reasonable opportunity to conduct a due diligence investigation with respect to the Issuer customary in scope for underwritten offerings of equity securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of the Issuer and the right to have made available to MSIL for inspection relevant financial and other records, pertinent corporate documents and other information reasonably requested by MSIL), and MSIL reasonably shall be satisfied in all material respects with the results of such due diligence investigation of the Issuer. For the avoidance of doubt, the Issuer shall not have the right to deliver Shares pursuant to this Section 5(a) (and the conditions to delivery of Payment Shares specified in this Section 5 shall not be satisfied) until MSIL is reasonably satisfied in all material respects with the results of such due diligence investigation of the Issuer.

(iv) From, the effectiveness of the Registration Statement until all Registered Securities have been sold by MSIL, the Issuer shall, at the request of MSIL, make available to MSIL a printed prospectus relating to the Registered Securities in form and substance (including, without limitation, any sections describing the plan of distribution) satisfactory to MSIL (a “Prospectus”, which term shall include any prospectus supplement thereto), in such quantities as Morgan shall reasonably request.

(v) The Issuer shall use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the lifting thereof as soon thereafter as is possible.  If the Registration Statement, the Prospectus or any document incorporated therein by reference contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading, the Issuer shall as promptly as practicable file any required document and prepare and furnish to MSIL a reasonable number of copies of such supplement or amendment thereto as may be necessary so that the Prospectus, as thereafter delivered to the purchasers of the Registered Securities will not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

(vi) On or prior to the Registered Share Delivery Date, the Issuer shall enter into an agreement (a “Transfer Agreement”) with MSIL (or any affiliate of MSIL designated by MSIL and reasonably acceptable to the Issuer) in connection with the public resale of the Registered Securities, substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance satisfactory to MSIL (or such affiliate) and the Issuer, which Transfer Agreement shall (without limitation of the foregoing):

(A) contain provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, MSIL and its affiliates, and the Issuer,

(B) provide for delivery to MSIL (or such affiliate) of customary opinions (including, without limitation, accounting comfort letters, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Registered Securities and the lack of material misstatements and omissions in the Registration Statement, the Prospectus and the Issuer’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); and

(C) provide for the payment by the Issuer of all fees and expenses in connection with such resale, including all registration costs and all fees and expenses of counsel for MSIL (or such affiliate).

(vii) If at any time the number of Shares covered by the Registration Statement is less than the number of Registered Securities required to be delivered pursuant to this Section 5(a) and the provisions of “Delivery of Payment Shares” in Section 2 above, the Issuer shall, at the request of MSIL, file additional registration statement(s) to register the sale of all Registered Securities required to be delivered to MSIL.

Reference Number:  [   ]                     Account Number:  [   ]                                       Page 11

(viii) The Issuer shall cooperate with MSIL and use its best efforts to take any other action necessary to effect the intent of the provisions set forth in this Section 5(a).

(b) If Issuer timely elects to deliver Payment Shares and Make-Whole Shares by means of a private placement, the following provisions shall apply:

(i)  all Payment Shares and Make-Whole Payment Shares shall be delivered to the Seller (or any affiliate of the Seller designated by the Seller) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof;

(ii)  Seller and any potential purchaser of any such shares from the Seller (or any affiliate of the Seller designated by the Seller) identified by Seller shall have been afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Issuer customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all relevant financial and other records, pertinent corporate documents and other information reasonably requested by them) and Buyer shall not disclose material non-public information in connection with such due diligence investigation; and

(iii) an agreement (a “Private Placement Agreement”) shall have been entered into between Issuer and the Seller (or any affiliate of the Seller designated by the Seller) in connection with the private placement of such shares by Issuer to the Seller (or any such affiliate) and the private resale of such shares by the Seller (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to the Seller and the Issuer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, the Seller, the Issuer and their affiliates, and shall provide for the payment by Issuer of all reasonable and customary fees and expenses in connection with such resale, but not including any underwriter or broker discounts and commissions, and shall contain representations, warranties and agreements of Issuer and Seller reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales.

(iv) If Issuer elects to deliver Payment Shares to satisfy its payment obligation of the Settlement Amount, neither Issuer nor Seller shall take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act for the sale of any Payment Shares or Make-Whole Payment Shares by Issuer to the Seller or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Payment Shares and Make-Whole Payment Shares by the Seller.

         (c) The provisions of Section 5(b) shall apply to any then-current Settlement Balance if (i) on any given day, Issuer cannot satisfy any of the conditions of Section 5(a) or (ii) for a period of at least ten (10) consecutive Exchange Business Days, MSIL has determined that it is inadvisable to effect sales of Registered Securities.

                         (d) If the Settlement Amount is less than zero and Issuer elects to deliver Payment Shares to satisfy its payment obligation of the Settlement Amount, then, if necessary, Issuer shall use its best efforts to cause the number of authorized but unissued shares of Common Stock to be increased to an amount sufficient to permit Issuer to fulfill its obligations “Delivery of Payment Shares” above.

Reference Number:  [   ]                       Account Number:  [   ]                                         Page 12

(e) Notwithstanding anything to the contrary contained herein, Issuer shall have the right to cancel its election to satisfy its payment obligation of the Settlement Amount (or the then remaining balance thereof) by delivering Payment Shares or Make-Whole Payment Shares at any time before the Settlement Balance has been reduced to zero (such right, the "Issuer Settlement Cancellation Right") by delivering notice to MSIL on any Scheduled Trading Day. If Issuer exercises the Issuer Settlement Cancellation Right, (i) MSIL shall sell any Payment Shares or Make-Whole Payment Shares (if any) that it has an obligation to sell as of the time of receiving notice of Issuer’s exercise of its Issuer Settlement Cancellation Right, (ii) MSIL shall reduce the Settlement Balance by the amount realized in such sale of such Payment Shares or Make-Whole Payment Shares and (iii) Issuer shall make a cash payment to MSIL in an amount equal to remaining Settlement Balance.

(f) Issuer expressly agrees and acknowledges that the public disclosure of all material information relating to Issuer is within its control.

6.     Certain Payments and Deliveries by MSIL. Notwithstanding anything to the contrary herein, or in the Equity Definitions, if at any time (i) an Early Termination Date occurs and MSIL would be required to make a payment pursuant to Sections 6(d) and 6(e) of the Agreement, (ii) a Tender Offer occurs and MSIL would be required to make a payment pursuant to Sections 12.3 and 12.7 of the Equity Definitions, (iii) a Merger Event occurs and MSIL would be required to make a payment pursuant to Sections 12.2 and 12.7 of the Equity Definitions, (iv) an Additional Disruption Event occurs and MSIL would be required to make a payment pursuant to Sections 12.8 and 12.9 of the Equity Definitions or (v) a Nationalization, Insolvency or Delisting occurs and MSIL would be required to make a payment pursuant to Section 12.6 of the Equity Definitions, then Issuer shall have the option to require MSIL to make such payment in cash or to settle such payment amount in Shares (any such payment described in Sections 6(i), (ii), (iii), (iv) or (v) above, an “MSIL Payment Amount”). If Issuer elects for MSIL to settle an MSIL Payment Amount in Shares, then the provisions of “Delivery of Refund Shares” in Section 2 above shall apply to MSIL’s delivery of Shares pursuant to this Section 6 as if (A) the relevant MSIL Payment Amount was the “Settlement Amount”, (B) the date such MSIL Payment Amount is due was the “Valuation Date” and (C) any such Shares delivered by MSIL pursuant to this Section 6 were “Refund Shares”.

7.     Certain Payments and Deliveries by Issuer. Notwithstanding anything to the contrary herein, or in the Equity Definitions, if at any time (i) an Early Termination Date occurs and Issuer would be required to make a payment pursuant to Sections 6(d) and 6(e) of the Agreement, (ii) a Tender Offer occurs and Issuer would be required to make a payment pursuant to Sections 12.3 and 12.7 of the Equity Definitions, (iii) a Merger Event occurs and Issuer would be required to make a payment pursuant to Sections 12.2 and 12.7 of the Equity Definitions, (iv) an Additional Disruption Event occurs and Issuer would be required to make a payment pursuant to Sections 12.8 and 12.9 of the Equity Definitions or (v) a Nationalization, Insolvency or Delisting occurs and Issuer would be required to make a payment pursuant to Section 12.6 of the Equity Definitions (any such payment described in Sections 7(i), (ii), (iii), (iv) or (v) above, an “Early Settlement Payment”), then Issuer shall have the option, in lieu of making such cash payment, to settle its payment obligations under Sections 7(i), (ii), (iii), (iv) or (v) above in Shares (such Shares, the “Early Settlement Shares”). The provisions of “Delivery of Payment Shares” in Section 2 above shall apply to the delivery of Early Settlement Shares as if the relevant Early Settlement Amount was the “Settlement Amount” and the Early Settlement Shares were “Payment Shares”. In order to elect to deliver Early Settlement Shares, (i) Issuer must notify MSIL of its election by no later than 4 p.m. EST on the date that is three Exchange Business Days before the date that the Early Settlement Payment is due, (ii) must specify whether such Early Settlement Shares are to be sold by means of a registered offering or by means of a private placement and (iii) the conditions described in Section 5 above must be satisfied as if the Early Settlement Shares were “Payment Shares” and any additional Shares Issuer delivers to reduce the settlement balance to zero in connection with this Section 7 were “Make-Whole Payment Shares”.

8.     Special Provisions for Merger Transactions. Notwithstanding anything to the contrary herein or in the Equity Definitions, to the extent that an Announcement Date for a potential Merger Transaction occurs during the term of this Transaction and such Announcement Date does not cause this Transaction to terminate in whole under the provisions of “Extraordinary Event” in paragraph 2 above:

Reference Number:  [   ]                     Account Number:  [   ]                                           Page 13

(a) As soon as practicable following the public announcement of such potential Merger Transaction, Issuer shall provide MSIL with written notice of such announcement;

(b) Promptly after request from MSIL, Issuer shall provide MSIL with written notice specifying (i) Issuer's average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the Announcement Date that were not effected through MSIL or its affiliates and (ii) the number of Shares purchased pursuant to the block purchase proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date. Such written notice shall be deemed to be a certification by Issuer to MSIL that such information is true and correct. Issuer understands that MSIL will use this information in calculating the trading volume for purposes of Rule 10b-18; and

(c) MSIL in its good faith commercially reasonable judgment may extend the Calculation Period to account for any reduction in the number of Shares that could be purchased on each day during the Calculation Period in compliance with Rule 10b-18 following the Announcement Date.

"Merger Transaction" means any merger, acquisition or similar transaction involving a recapitalization of Issuer as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

9.     Seller Adjustments. If Seller, in its good faith judgment, reasonably determines that with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures including, without limitation, Rule 10b-18 (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by the Seller), it may be appropriate for Seller to refrain from effecting transactions in Shares on any Exchange Business Day during the Calculation Period or to effect such transactions on such Exchange Business Day at a volume lower than that otherwise effected by Seller hereunder, Seller may elect not to effect transactions in Shares with respect to this Transaction on such day or to effect such transactions at a lower volume consistent with such requirements, policies and procedures; provided that if Seller decides to effect any transaction hereunder at such lower volume, the Calculation Agent shall be entitled to make appropriate adjustments to the term of this Transaction to reflect the effect of such diminished volume. Seller shall notify Buyer of the exercise of Seller’s rights pursuant to this Section 9 upon such exercise and shall subsequently notify the Purchaser on the day Seller believes that it may resume purchasing or selling or purchasing at the volume level anticipated at the outset of this Transaction, as applicable, Shares. Seller shall not be obligated to communicate to the Purchaser the reason for the Seller’s exercise of its rights pursuant to this Section 9.

10.    Covenants.

(a) The Buyer covenants and agrees:

  (i)(a) that it will not treat this Transaction, any portion hereof, or any obligation hereunder as giving rise to any interest income or other inclusions of ordinary income; (b) it will not treat the delivery of any portion of the Shares or cash to be delivered pursuant to this Transaction as the payment of interest or ordinary income; (c) it will treat this Transaction in its entirety as a forward contract for the delivery of such Shares or cash; and (d) it will not take any action (including filing any tax return or form or taking any position in any tax proceeding) that is inconsistent with the obligations contained in (a) through (c). Notwithstanding the preceding sentence, Buyer may take any action or position required by law, provided that Buyer delivers to Seller an opinion of counsel, nationally recognized as expert in Federal tax matters and acceptable to Buyer, to the effect that such action or position is required by a statutory change or a Treasury regulation or applicable court decision published after the Trade Date;

  (ii) that during the term of this Agreement, neither it nor any of its affiliates shall directly or indirectly (which shall be deemed to include the writing or purchase of any cash-settled derivative instrument) purchase Shares (or any security convertible into or exchangeable for Shares) without the prior written approval of Seller or take any other action that would cause the purchase by Seller of any Shares in connection with this Agreement not to comply with Rule 10b-18 under the Exchange Act (assuming for the purposes of this paragraph that such Rule were otherwise applicable to such purchases). For the avoidance of doubt, Buyer and Seller hereby agree that the provisions of this Section 10(a)(ii) shall not apply to purchases of Shares covered by Rule 10b-18(a)(13)(ii) under the Exchange Act, any purchases of Shares by Buyer effected on an Excluded Day and any other purchases of Shares by Buyer that do not violate the provisions of Section 9(a) of the Exchange Act;

Reference Number:  [   ]                     Account Number:  [   ]                                       Page 14

  (iii) to comply with all laws, rules and regulations applicable to it (including, without limitation, the Securities Act and the Exchange Act) in connection with the transactions contemplated by this Confirmation; and

  (iv) that it is not relying, and has not relied, upon Seller or any of its representatives or advisors with respect to the legal, accounting, tax or other implications of this Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications of this Agreement, including but not limited to the treatment of the Transaction under FASB Statements 133 as amended or 150, EITF 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project. Buyer understands and acknowledges that Seller and its affiliates may from time to time effect transactions for their own account or the account of customers and hold positions in securities or options on securities of the Buyer and that Seller and its affiliates may continue to conduct such transactions during the term of this Agreement.

  (v) that if at any time the Issuer concludes that either it or any of its affiliates will be taking any action that would cause Regulation M under the Securities Exchange Act of 1934, as amended ("Regulation M"), to be applicable to any purchases of Shares, during the Calculation Period , including any offering by the Issuer or any of its affiliates of securities for which the Issuer’s common stock would constitute a "covered security" for purposes of Regulation M (which may include an offering of shares of Common Stock (or a security convertible or exercisable into or exchangeable for such shares or for which the Shares are a reference security (as defined in Regulation M)), then the Issuer agrees that it will, on not less than one Scheduled Trading Day’s written notice, direct MSIL not to purchase Shares in connection with this Confirmation during the anticipated "restricted period" (as defined in Regulation M) of such an offering (the "Suspension Period"); provided that MSIL shall keep any notice hereunder from the Issuer confidential. If on any Scheduled Trading Day Issuer delivers such written notice (and confirms by telephone) by 8:30 a.m. New York Time (the "Notification Time"), then such notice shall be effective to suspend the Calculation Period as of such Notification Time. In the event that Issuer delivers notice and/or confirms by telephone after the Notification Time, then the Calculation Period shall be suspended effective as of 8:30 a.m. New York Time on the following Scheduled Trading Day or as otherwise required by law or agreed between Issuer and MSIL. The Calculation Period shall be suspended in accordance with, and MSIL shall have all of the rights under, Section 9 of this Confirmation, including (for the avoidance of doubt), but not limited to, the right to treat any suspension of the Calculation Period as a Potential Adjustment Event subject to Calculation Agent Adjustment.

  (vi) that it shall not, directly or indirectly, communicate any information relating to Buyer, its Shares or this Transaction to any employee of Seller or MSCO (as defined below), other than as set forth in the Communications Procedures attached as Annex A hereto.

(b) The Seller covenants and agrees:

  (i)(a) that with respect to the purchase of any Shares in connection with this Agreement and notwithstanding Section 12 hereof, Seller will use commercially reasonable efforts to comply with the timing, price and volume provisions of Rule 10b-18(b)(2), (3) and (4) under the Exchange Act; provided, however, that it is understood and agreed that Seller will not be obligated to comply with this paragraph upon (A) the designation of an Early Termination Date, (B) the delivery of notice that an Additional Disruption Event has occurred or (C) delivery of notice that an Extraordinary Event has occurred pursuant to Section 12.7(a) of the Equity Definitions;

  (ii) that it shall not purchase Shares in connection with this Transaction until the first Trading Day in the Calculation Period;

Reference Number:  [   ]                       Account Number:  [   ]                                        Page 15

11.   Representations, Warranties and Acknowledgments.

(a) The Buyer hereby represents and warrants to Seller that:

  (i) as of the date hereof, the Buyer (A) is not in possession of any material, non-public information with respect to the Buyer or any of its securities, and is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 of the Exchange Act and (B) agrees not to alter or deviate from the terms of this Agreement or enter into or alter a corresponding or hedging transaction or position with respect to the Shares (including, without limitation, with respect to any securities convertible or exchangeable into the Shares) during the term of this Agreement;

  (ii) the transactions contemplated by this Confirmation have been authorized under Buyer’s publicly announced program to repurchase Shares;

  (iii) the Buyer is not entering into this Agreement to facilitate a distribution of the Shares (or any security convertible into or exchangeable for Shares) or in connection with a future issuance of securities except pursuant to the Buyer’s employee benefit plans and dividend reinvestment plan or other publicly disclosed transaction;

  (iv) the Buyer is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress the price of the Shares (or any security convertible into or exchangeable for Shares); and

  (v) the Buyer is as of the date hereof, and after giving effect to the transactions contemplated hereby will be, Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (A) the present fair market value (or present fair saleable value) of the assets of the Buyer is not less than the total amount required to pay the liabilities of the Buyer on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) the Buyer is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming consummation of the transactions as contemplated by this Agreement, the Buyer is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (D) the Buyer is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Buyer is engaged and (E) the Buyer is not a defendant in any civil action that could reasonably be expected to result in a judgment that the Buyer is or would become unable to satisfy.

(b) Seller and the Buyer each hereby acknowledges that any transactions by Seller in the Shares will be undertaken by Seller, as the case may be, as principal for its own account. All of the actions to be taken by Seller in connection with this Agreement, shall be taken by Seller independently and without any advance or subsequent consultation with the Buyer.

12.   Acknowledgements of Buyer Regarding Hedging and Market Activity.

(a) Buyer agrees, understands and acknowledges that:

Reference Number:  [   ]                      Account Number:  [   ]                                     Page 16

(i) during the period from (and including) the Trade Date to (and including) the Settlement Date, Seller and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the transactions contemplated by this Transaction;

(ii) Seller and its affiliates also may be active in the market for the Shares other than in connection with hedging activities in relation to the transactions contemplated by this Transaction;

(iii) Seller shall make its own determination as to whether, when and in what manner any hedging or market activities in the Issuer’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to 10b-18 VWAP; and

(iv) any market activities of Seller and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the 10b-18 VWAP, each in a manner that may be adverse to Buyer.

13.   Indemnification.

(a) Buyer (the “Indemnifying Party”) agrees to indemnify and hold harmless the Seller and its officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities, joint or several (collectively, “Obligations”), to which an Indemnified Person may become subject arising out of or in connection with this Confirmation or any claim, litigation, investigation or proceeding relating thereto, regardless of whether any of such Indemnified Person is a party thereto, and to reimburse, within 30 days, upon written request, each such Indemnified Person for any reasonable legal or other expenses incurred in connection with investigating, preparation for, providing evidence for or defending any of the foregoing, provided, however, that the Indemnifying Party shall not have any liability to any Indemnified Person to the extent that such Obligations (i) are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person (and in such case, such Indemnified Person shall promptly return to the Indemnifying Party any amounts previously expended by the Indemnifying Party hereunder) or (ii) are trading losses incurred by the Seller as part of its purchases or sales of shares of Common Stock pursuant to this Confirmation (unless the Purchaser has breached any agreement, term or covenant herein).

(b) Subject to Section 13(c), all Obligations shall be paid promptly in cash.

(c) Notwithstanding the provisions of Section 13(b), in connection with any such Obligation, the Buyer may elect to satisfy such Obligation by delivering Shares to Seller (such Shares, the “Indemnity Shares”) by notifying Seller of such election within one Trading Day of being informed by Seller that such Obligation is due and payable. The provisions of “Delivery of Payment Shares” in Section 2 above shall apply to such a share settlement of an Obligation as if the relevant Obligation was the “Settlement Amount” and the Indemnity Shares were “Payment Shares”. In order to elect to deliver Indemnity Shares, Issuer must (i) specify whether such Indemnity Shares are to be sold by means of a registered offering or by means of a private placement and (ii) the conditions described in Section 5 above must be satisfied as if the Indemnity Shares were “Payment Shares” and any additional Shares Issuer delivers to reduce the settlement balance to zero in connection with this Section 13 were “Make-Whole Payment Shares”.

Reference Number:  [   ]                       Account Number:  [   ]                                     Page 17

14.   The parties hereto agree and acknowledge that Seller is a “financial participant” within the meaning of Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”). The parties hereto further agree and acknowledge that this Transaction is either (i) a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code, in which case each payment and delivery made pursuant to this Transaction is a “settlement payment”, as such term is defined in Section 741(8) of the Bankruptcy Code, and that Seller is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 546(e) and 555 of the Bankruptcy Code, or (ii) a “swap agreement”, as such term is defined in Section 101(53B) of the Bankruptcy Code, in which case each party is a “swap participant”, as such term is defined in Section 101(53C) of the Bankruptcy Code, and that Seller is entitled to the protections afforded by, among other sections, Sections 362(b)(17), 546(g) and 560 of the Bankruptcy Code.

15.   Seller and Issuer hereby agree and acknowledge that Seller has authorized the Issuer to disclose this Transaction to any and all persons, and there are no express or implied agreements, arrangements or understandings to the contrary, and authorizes the Issuer to use any information that the Issuer receives or has received with respect to this Transaction in any manner.

16.           Treatment in Bankruptcy; No Setoff; No Collateral.

(a) In the event the Buyer becomes the subject of proceedings (“Bankruptcy Proceedings”) under the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency statute from time to time in effect, any rights or claims of Seller hereunder in respect of this transaction shall rank for all purposes no higher than, but on a parity with, the rights or claims of holders of Shares, and Seller hereby agrees that its rights and claims hereunder shall be subordinated to those of all parties with claims or rights against the Buyer (other than common stockholders) to the extent necessary to assure such ranking. Without limiting the generality of the foregoing, after the commencement of Bankruptcy Proceedings, the claims of Seller hereunder shall for all purposes have rights equivalent to the rights of a holder of a percentage of the Shares equal to the aggregate amount of such claims (the “Claim Amount”) taken as a percentage of the sum of (i) the Claim Amount and (ii) the aggregate fair market value of all outstanding Shares on the record date for distributions made to the holders of such Shares in the related Bankruptcy Proceedings. Notwithstanding any right it might otherwise have to assert a higher priority claim in any such Bankruptcy Proceedings, Seller shall be entitled to receive a distribution solely to the extent and only in the form that a holder of such percentage of the Shares would be entitled to receive in such Bankruptcy Proceedings, and, from and after the commencement of such Bankruptcy Proceedings, Seller expressly waives (i) any other rights or distributions to which it might otherwise be entitled in such Bankruptcy Proceedings in respect of its rights and claims hereunder and (ii) any rights of setoff it might otherwise be entitled to assert in respect of such rights and claims.

(b) Notwithstanding any provision of this Agreement or any other agreement between the parties to the contrary, neither the obligations of the Buyer nor the obligations of Seller hereunder are secured by any collateral, security interest, pledge or lien.

17.    Share Cap. Notwithstanding any other provision of this Agreement to the contrary, in no event shall the Buyer be required to deliver to Seller a number of Shares that exceeds the Share Cap (as specified in Schedule I), subject to reduction by the number of Shares delivered hereunder by the Buyer on any prior date.

Reference Number:  [   ]                             Account Number:  [   ]                                       Page 18

CONFIDENTIAL TREATMENT REQUESTED

18.    Account Details:

Account for Payments to MSIL:	Citibank, NY ****** A/C Morgan Stanley, NY ****** For further credit to Customer Account [•]

Account for Payments to Issuer:	To be provided by Issuer

19.  (a)    Morgan Stanley & Co. Incorporated (“MSCO”) is acting as agent for both parties but does not guarantee the performance of either party; (b) MSCO, MSIL and Counterparty each hereby acknowledges that any transactions by MSIL or MSCO with respect to Shares will be undertaken by MSIL as principal for its own account; (c) all of the actions to be taken by MSIL and MSCO in connection with the Transaction shall be taken by MSIL or MSCO independently and without any advance or subsequent consultation with Counterparty; and (d) MSCO is hereby authorized to act as agent for Counterparty only to the extent required to satisfy the requirements of Rule 15a-6 under the Exchange Act in respect of the Transaction. MSIL is not a member of the Securities Investor Protection Corporation.

20.           Governing law: The laws of the State of New York.

Reference Number:  [   ]                     Account Number:  [   ]                                       Page 19

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile to the number provided on the attached facsimile cover page.

Confirmed as of the date first written above:

FIRSTENERGY CORP.	MORGAN STANLEY & CO. INTERNATIONAL LIMITED
By: ___________________________________ Name: Title:	By: ___________________________________ Name: Title:
MORGAN STANLEY & CO. INCORPORATED, as Agent
By: ___________________________________ Name: Title:

Reference Number:  [   ]                      Account Number:  [   ]                                     Page 20

CONFIDENTIAL TREATMENT REQUESTED

Schedule I

This Schedule I, dated March 1, 2007, may be amended and/or superseded from time to time by mutual agreement of both parties.

For the purposes of this Transaction, the following terms shall have the following values/meanings:

1.      For each Trading Day during the Calculation Period, the ****** shall equal:

******	******
If the ****** is less than ******

A number of ****** up to the lesser of (i) the ****** limit pursuant to ****** in effect on such Trading Day, without regard to the ******, (ii) the number of ****** on the Trading Day immediately preceding such Trading Day, and (iii) ******

If the ****** is greater than or equal to ****** and less than ******

A number of ****** up to the lesser of (i) the ****** limit pursuant to ****** in effect on such Trading Day, without regard to the ******, (ii) the number of ****** on the Trading Day immediately preceding such Trading Day, and (iii) ******

If the ****** is greater than or equal to ****** and less than ******

A number of ****** up to the lesser of (i) the ****** limit pursuant to ****** in effect on such Trading Day, without regard to the ******, (ii) the number of ****** on the Trading Day immediately preceding such Trading Day, and (iii) ******

If the ****** is greater than or equal to ****** and less than******

A number of ****** up to the lesser of (i) the ****** limit pursuant to ****** in effect on such Trading Day, without regard to the ******, (ii) the number of ****** on the Trading Day immediately preceding such Trading Day, and (iii) ******

If the ****** is greater than or equal to ****** and less than ******

A number of ****** up to the lesser of (i) the ****** limit pursuant to ****** in effect on such Trading Day, without regard to the ******, (ii) the number of ****** on the Trading Day immediately preceding such Trading Day, and (iii) ******

Reference Number:  [   ]                      Account Number:  [   ]                                     Page 21

CONFIDENTIAL TREATMENT REQUESTED

If the ****** is greater than or equal to ******

A number of ****** equal to the lesser of (i) the ****** limit pursuant to ****** in effect on such Trading Day, without regard to the ******, (ii) the number of ****** on the Trading Day immediately preceding such Trading Day, and (iii) ******

2.      The Trade Date shall be March 1, 2007

3.      The Initial Price equals USD62.63

4.      The****** equal ******

5.      The****** equal ******

6.      The****** equals USD ******

7.      The****** equals USD ******

8.      The****** equals the product of (a) ******% and (b) the sum of the ****** and the ******

9.      The****** equals USD******

10.    The****** equals the product of (a) USD****** and (b) the sum of the ****** and the ******

11.    The Scheduled Valuation Date shall be ****** 2008, subject to adjustment as described in this Confirmation

12. The Share Cap shall equal, as of any date (a) the number of authorized but unissued shares of the Issuer that are not reserved for future issuance on the date of this Schedule I minus (b) the maximum number of Shares required to be delivered to third parties if Buyer elected to settle all of its obligations in connection with all transactions in the Shares (other than Transactions in the Shares under this Confirmation) with all third parties that are then currently outstanding and unexercised.

Reference Number:  [   ]                     Account Number:  [   ]                                          Page 22

Annex A

COMMUNICATIONS PROCEDURES

                            March 1, 2007

I.     Introduction

FirstEnergy Corp., an Ohio corporation (“Counterparty”) and Morgan Stanley & Co. Incorporated (“MSCO”), as agent for Morgan Stanley & Co. International Limited (“MSIL”) have adopted these communications procedures (the “Communications Procedures”) in connection with entering into the Confirmation (the “Confirmation”) dated as of March 1, 2007 between MSIL and Counterparty relating to the sale by MSIL to Counterparty of common stock, par value $0.10 per share, or security entitlements in respect thereof (the “Common Stock”) of the Counterparty. These Communications Procedures supplement, form part of, and are subject to the Confirmation.

II.     Communications Rules

1.     From the date hereof until the end of the Calculation Period, neither Counterparty nor any Employee or Designee of Counterparty shall (a) engage in any Program-Related Communication with any ASR Personnel, other than any of the Permitted Contacts, or (b) disclose any Material Non-Public Information to any ASR Personnel, other than any of the Permitted Contacts, and

2.     Subject to the preceding provision, the Counterparty, any Employee of Counterparty and any Designee of Counterparty may at any time engage in any Non-Program-Related Communication with any affiliate or Employee of MSIL or MSCO.

III.     Termination

If, in the sole judgment of any ASR Personnel or any affiliate or Employee of MSIL or MSCO participating in any Communication with Counterparty or any Designee of Counterparty, such Communication would not be permitted by these Communications Procedures, such ASR Personnel or such affiliate or Employee of MSIL or MSCO, as the case may be, shall immediately terminate such Communication. In such case, or if such ASR Personnel or such affiliate or Employee of MSIL or MSCO, as the case may be, determines following completion of any Communication with Counterparty or any Employee or Designee of Counterparty that such Communication was not permitted by these Communications Procedures, such ASR Personnel or such affiliate or Employee of MSIL or MSCO, as the case may be, shall promptly consult with his or her supervisors and with counsel for MSIL or MSCO, as the case may be, regarding such Communication. If, in the reasonable judgment of MSIL’s or MSCO’s, as the case may be, counsel following such consultation, there is more than an insignificant risk that such Communication could materially jeopardize the availability of the affirmative defenses provided in Rule 10b5-1 under the Exchange Act with respect to any ongoing or contemplated activities of MSIL or MSCO or its affiliates in respect of the Confirmation, it shall be an Additional Termination Event with respect to the Confirmation.

IV.     Definitions

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Confirmation. As used herein, the following words and phrases shall have the following meanings:

“ASR Personnel” means any Employee of the public side of the Consolidated Equities Division of MSCO that is responsible for executing the Transaction; provided that MSCO shall notify Counterparty of the names of such ASR Personnel upon request made to a Permitted Contact.

Reference Number:  [   ]                     Account Number:  [   ]                                       Page 23

“Communication” means any contact or communication (whether written, electronic, oral or otherwise) between Counterparty, any Employee of Counterparty or one or more Designees of Counterparty, on the one hand, and MSIL or MSCO or any of its affiliates or Employees, on the other hand.

“Designee” means a person designated, in writing or orally, by Counterparty to communicate with MSIL or MSCO on behalf of Counterparty.

“Employee” means, with respect to any entity, any owner, principal, officer, director, employee or other agent or representative of such entity, and any affiliate of any of such owner, principal, officer, director, employee, agent or representative.

“Material Non-Public Information” means information relating to the Counterparty or the Common Stock that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from the Counterparty to its shareholders or in a press release, or contained in a public filing made by the Counterparty with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold shares of Common Stock. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets and similar matters.

“Non-Program-Related Communication” means any Communication other than a Program Related Communication.

“Permitted Contact” means any Employee of the Legal Department of MSCO and any Employee of the Global Capital Markets Division of MSCO.

“Program-Related Communication” means any Communication the subject matter of which relates to the Confirmation or any Transaction under the Confirmation or any activities of MSCO (or any of its affiliates) in respect of the Confirmation or any Transaction under the Confirmation.